UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 26, 2006

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State Of Incorporation)	333-115328 (Commission File Number)	95-4695021 (IRS Employer Identification No.)
1100 Glendon Ave., Suite 1250, Los Angeles, California, 90024
(Address Of Principal Executive Offices) (Zip Code)
310) 824-6200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, is Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
On April 26, 2006, the Compensation Committee of the Board of Directors of PeopleSupport, Inc., a Delaware corporation (the “Company”), approved accelerated vesting of stock options and restricted stock units (“RSUs”) upon a change of control for its executive officers and members of the Board of Directors. Upon an acquisition or similar change of control of the Company, all unvested stock options and RSUs will immediately vest in full for members of the Board of Directors and the following executive officers:
•	Lance Rosenzweig, President, Chief Executive Officer, Chairman of the Board

•	Caroline Rook, Chief Financial Officer

•	Rainerio Borja, President of PeopleSupport (Philippines), Inc. and Vice President of Global Operations

•	George Hines, Chief Information Officer

•	Jerome Woods, Senior Vice President and General Manager of PeopleSupport Rapidtext, Inc.

•	Timothy Miller, Vice President of Service Delivery

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2006	PeopleSupport, Inc. a Delaware corporation
	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President, Chief Executive Officer and Chairman of the Board of Directors